Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-2963
investor_relations@extremenetworks.com	vbellofatto@extremenetworks.com

EXTREME NETWORKS REPORTS PROFITABLE FOURTH QUARTER RESULTS

Sales Increased Sequentially and Year-Over-Year

SANTA CLARA, Calif., July 21, 2004 – Extreme Networks, Inc. (Nasdaq: EXTR), a leader in Ethernet broadband networking solutions, today announced financial results for its fiscal fourth quarter and fiscal year ended June 27, 2004.

Net revenue for the fourth quarter was $92.2 million, up 4 percent from $88.9 million in the third fiscal quarter, and up 6 percent from $87.3 million in the year-ago fourth quarter. On a GAAP basis, the Company recorded a profit for the quarter of $2.3 million or $0.02 per share. The Company’s performance represents an improvement from a net loss of $1.1 million or $0.01 per share in the third fiscal quarter, and a substantial improvement from a loss of $167.1 million or $1.44 per share in the fourth quarter of fiscal 2003. In the year-ago quarter, the Company recorded a non-cash charge of $154.1 million to establish a valuation allowance against its deferred tax assets, in accordance with the Statement of Financial Accounting Standards No. 109 (“Accounting for Income Taxes”).

Results for the current quarter include a $5.5 million non-cash restructuring charge to increase reserves previously established for excess facilities; other income of $5.7 million for a cash settlement received from a component vendor; and other income of $2.5 million from a consumption tax refund received. Not including these three items, the Company recorded an operating profit for the quarter of $1.9 million and profit before taxes of $1.7 million. (Please refer to the GAAP reconciliation presented in the tables at the end of this release.)

“We continued to see significant interest and acceptance for our new switching products, from our innovative Unified Access Architecture edge solution to our BlackDiamond® 10K core system to our ExtremeWare® XOS modular operating system,” said Gordon L. Stitt, president and CEO of Extreme Networks. “As Enterprise customers see the benefit of building a true converged communications infrastructure that integrates voice, video and data over wired and wireless networks they are turning to Extreme for our best-of-breed platform that delivers scalability, flexibility, security and simplicity unlike any other solutions currently in the marketplace.”

For the 12 months ended June 27, 2004, net revenue was $351.8 million compared to annual revenues of $363.3 million in fiscal 2003. The annual net loss for fiscal 2004 on a GAAP basis was $1.7 million or $0.01 per share. This represents a significant improvement from the prior year net loss of $197.2 million, or $1.71 per share. Results in fiscal 2003 included restructuring charges of $15.9 million, a $12.7 million write off of property plant and equipment, and a $132.2 million non-cash charge to establish a valuation allowance against deferred taxes.

Quarterly Financial Highlights

Revenue in the U.S. was $38.4 million in the fourth quarter, or 42 percent of total consolidated revenue in the fourth quarter. International revenues in the current quarter were $53.8 million or 58 percent of total consolidated revenue.

The company improved its operating leverage by expanding gross margins and controlling operating expenses as quarterly revenues increased. Total gross margins were 52.5 percent of revenues in the fourth quarter, an increase from 51.2 percent in the third quarter, and up from 37.4 percent in the year-ago quarter. Operating expenses in Q4, excluding restructuring charges, were $46.5 million, or 50.4 percent of revenues, down slightly compared to $46.6 million or 52.4 percent of revenues in the third quarter.

Cash, cash equivalents and investments increased to $425.7 million during the quarter, up from $416.9 million at the end of the third quarter and an increase for the year of $23.5 million from $402.2 million at the end of the fourth quarter of fiscal 2003.

Management Expectations

For the second half of calendar 2004, the company anticipates a gradually improving environment for networking vendors.

For the quarter ending September 26, 2004, the Company currently anticipates that its revenues will be flat to up 5% relative to the June quarter just completed. The Company anticipates gross margins as a percentage of sales will likely be down slightly compared to the June quarter due to anticipated changes in the mix of product and channel shipments. The Company anticipates that total operating spending will be flat to down slightly from the $46.5 million in expenses (not including restructuring charges) reported in the June quarter.

Quarterly Business Highlights

•	Added Leadership

•	Extreme Names New VP of Worldwide Sales

Extreme appointed industry veteran Frank C. Carlucci as Senior VP of Worldwide Sales. Previously, Carlucci was VP-Global Outsourcing for Avaya, where he managed one of Avaya’s most strategic business units, designed to help customers effectively and efficiently manage their communications infrastructures and processes. Carlucci was also responsible for the Business Operations and Planning function for Avaya’s Enterprise Communications Group after having lead Avaya’s largest sales region for two years.

•	Innovative Technology

•	Extreme Networks Introduced ExtremeWare XOS

Extreme Networks introduced its revolutionary Network Platform, ExtremeWare XOS v11, the first strategic enterprise software architecture to address the entire enterprise network with an open, extensible and modular foundation. The open approach of XOS delivers greater choice and benefits compared to closed, monolithic network operating systems that are limited by their inflexibility and inability to react to changes.

•	Extreme Networks Advances Metro Ethernet Services Platform

Extreme Networks advanced its Metro Ethernet services platform by adding significant traffic management, scalability and resiliency capabilities to support a “triple play” of voice, video and data. The new traffic management function works in conjunction with Extreme Networks’ innovative scalability features, including Hierarchical-Virtual Private LAN Services (H-VPLS), and unique resiliency capabilities, such as Ethernet Automatic Protection Switching version two (EAPS v2) to allow Metro providers to maximize revenue by supporting the delivery of a wide variety of services on their network.

•	Extreme Networks to Develop Microsoft NAP Switch-Based Security Enhancements

Continuing its commitment to secure, converged IP networks, Extreme Networks announced that it will support the functionality of Microsoft’s new Network Access Protection (NAP) against many significant threats to today’s networks, including the proliferation of viruses at the edge of the network. Extreme Networks will extend the functionality of NAP with enhancements to network access policies, further strengthening the Network Access Protection solution at the Layer 2/3 switch.

•	New Customers

•	Florida Selects Extreme Networks to Deploy Highway Network

The State of Florida’s District Five selected Extreme Networks to build an Intelligent Traffic Management System for the distribution of converged IP video and data applications stretching from Disney World to Daytona Beach. This metro IP network is based on Extreme’s BlackDiamond core switch and its high performance Alpine® and Summit® switching solutions.

•	School Chooses Extreme Networks to Handle P2P Traffic

Bellarmine College Preparatory, a Jesuit secondary school in San Jose, CA, chose Extreme Networks to support the school’s P2P network traffic. Bellarmine sought to maintain a broad range of latitude in determining P2P policy, from selectively filtering individual copyrighted works to blocking all P2P traffic on their network.

•	Mississippi Colleges Pick Extreme Networks for Network Management

The Mississippi State Board for Community and Junior Colleges selected Extreme Networks to support its growing enrollment and new student services by ensuring critical application performance on its wide area network (WAN). The combined solution needs to be capable of supporting bandwidth-intensive applications while preserving bandwidth from being consumed by peer-to-peer applications, such as .mpg file sharing among students.

•	Avaya-Extreme Global Partnership

•	Defense Department Approves Extreme-Avaya’s IP Solutions

After rigorous testing of security and interoperability, the Department of Defense (DoD) certified the combined IP telephony solutions from Extreme Networks and Avaya for military command and control applications. Based on the results of the tests, the DoD’s Joint Interoperability Test Command determined that Extreme Networks’ switching solutions, when combined with Avaya’s media servers, gateways and the Avaya Communication Manager, met the critical interoperability requirements for certification and use by national defense agencies. JITC certification is required for all products that support voice, data or video communications connecting to the Defense Switched Network.

•	Industry Leadership

•	Extreme Networks Joins Trusted Computing Group to Drive Security

Extreme Networks joined the Trusted Computing Group (TCG), an open industry standards organization whose specifications help vendors build products that let users protect critical data and information. Extreme Networks is working with other TCG members to enforce security guidelines at the time a device connects to the network - helping protect networks from viruses, worms, denial of service attacks and host software security vulnerabilities.

•	N+I Chooses Extreme Networks’ BlackDiamond 10K

For the sixth year, MediaLive International chose Extreme Networks as its Premier Network Hardware Provider for the eNet, the NetWorldSM+Interop event network, built from scratch by an All Star cast of networking vendors. Extreme Networks’ BlackDiamond 10K switch was chosen to deliver an intelligent network core for a scalable, resilient and secure backbone infrastructure for hundreds of vendors and their intensive applications at its NetWorldSM+Interop in Las Vegas. The BlackDiamond 10K was deployed as both a backbone and edge routing device, where it delivered a highly available network that handled an enormous table of 16 million advertised IP addresses, seamlessly delivered converged applications, including, extensive VoIP and video over IP applications while dealing with increased amounts of threatening Internet traffic from the outside.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. EDT (2:00 p.m. PDT), for more information visit http://www.extremenetworks.com/aboutus/investor/ Financial and statistical information to be discussed during the conference call are posted on the Investor Relations section of the Company’s website (www.extremenetworks.com).

Extreme Networks, Inc.

Extreme Networks provides an effective applications infrastructure by creating networks that are faster, less complex and more cost-effective than conventional solutions. Headquartered in Santa Clara, Calif., Extreme Networks sells its awarding-winning switching solutions in more than 50 countries. For more information, visit www.extremenetworks.com

# # #

Extreme Networks, ExtremeWare, BlackDiamond, Summit and Alpine are registered trademarks of Extreme Networks, Inc., in the United States and other countries.

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding our expectations for future operating results. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: our effectiveness in controlling expenses, fluctuations in demand for our products and services; a highly competitive business environment for network switching equipment; the possibility that we might experience delays in the development of new technology and products; customer response to our new technology and product; and a dependency on third parties for certain components and for the manufacturing of our products. We undertake no obligation to update the forward-looking information in this release. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which is on file with the Securities and Exchange Commission (http://www.sec.gov).

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	June 27, 2004	June 29, 2003	June 27, 2004	June 29, 2003
Net revenues:
Product	$78,978	$76,651	$303,293	$324,727
Service	13,180	10,627	48,555	38,549

Total net revenues	92,158	87,278	351,848	363,276

Cost of revenues:
Product	35,147	42,259	137,106	172,069
Service	8,633	12,343	35,546	40,852

Total cost of revenues	43,780	54,602	172,652	212,921

Gross margin:
Product	43,831	34,392	166,187	152,658
Service	4,547	(1,716)	13,009	(2,303)

Total gross margin	48,378	32,676	179,196	150,355

Operating expenses:
Sales and marketing	24,633	24,417	93,412	102,472
Research and development	15,238	16,328	58,105	58,004
General and administrative	6,478	5,741	29,412	25,733
Impairment of acquired intangible assets	—	1,021	—	1,021
Amortization of deferred stock compensation	130	(2,613)	1,061	723
Restructuring charge	5,525	1,752	6,487	15,939
Property and equipment write-off	—	—	—	12,678

Total operating expenses	52,004	46,646	188,477	216,570

Operating loss	(3,626)	(13,970)	(9,281)	(66,215)

Other income, net	8,002	961	10,709	3,821

Income (loss) before income taxes	4,376	(13,009)	1,428	(62,394)

Provision for income taxes	2,027	154,081	3,176	134,786

Net income (loss)	$2,349	$(167,090)	$(1,748)	$(197,180)

Net income (loss) per share - basic	$0.02	$(1.44)	$(0.01)	$(1.71)

Net income (loss) per share - diluted	$0.02	$(1.44)	$(0.01)	$(1.71)

Shares used in per share calculation - basic	120,274	116,003	118,348	115,186

Shares used in per share calculation - diluted	123,488	116,003	118,348	115,186

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 27, 2004	June 29, 2003
Assets
Current assets:
Cash and cash equivalents	$59,164	$44,340
Short-term investments	162,078	119,277
Accounts receivable, net	32,998	26,794
Inventories, net	25,889	18,710
Other current assets	8,051	16,878

Total current assets	288,180	225,999

Property and equipment, net	59,767	73,767
Marketable securities	204,430	238,540
Other assets	26,896	11,951

Total assets	$579,273	$550,257

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,995	$19,020
Deferred revenue	53,674	48,298
Accrued warranty	8,297	10,200
Other accrued liabilities	47,188	51,190

Total current liabilities	128,154	128,708

Other long-term liabilities	21,561	22,313
Convertible subordinated notes	200,000	200,000

Total stockholders’ equity	229,558	199,236

Total liabilities and stockholders’ equity	$579,273	$550,257

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	June 27, 2004	June 29, 2003
Operating activities:
Net loss	$(1,748)	$(197,180)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	20,141	25,929
Impairment of acquired intangible assets	—	1,021
Provision for doubtful accounts (reversal)	(200)	—
Provision for inventory	1,252	300
Deferred income taxes	(188)	133,563
Amortization of warrant-related costs	5,044	—
Restructuring charge and property and equipment write-off	6,487	28,617
Amortization of deferred stock compensation	1,061	723
Write-down of investments	—	250
Changes in operating assets and liabilities:
Accounts receivable	(6,004)	24,550
Inventories	(8,431)	5,617
Other current and noncurrent assets	11,814	(2,818)
Accounts payable	(25)	(10,195)
Deferred revenue	5,376	7,526
Accrued warranty	(1,903)	1,145
Other accrued liabilities	(11,208)	(8,967)

Net cash provided by operating activities	21,468	10,081

Investing activities:
Capital expenditures	(6,263)	(14,716)
Purchases and maturities of investments, net	(13,385)	(29,135)

Net cash used in investing activities	(19,648)	(43,851)

Financing activities:
Proceeds from issuance of common stock	13,004	6,280

Net cash provided by financing activities	13,004	6,280

Net decrease in cash and cash equivalents	14,824	(27,490)
Cash and cash equivalents at beginning of year	44,340	71,830

Cash and cash equivalents at end of year	$59,164	$44,340

EXTREME NETWORKS, INC.

GAAP RECONCILIATION

(in thousands)

(Unaudited)

Three Months Ended June 27, 2004
Operating loss, GAAP basis	$(3,626)
Restructuring charge	5,525

Operating profit, adjusted	$1,899

Income before tax, GAAP basis	$4,376
Restructuring charge	5,525
Cash settlement	(5,689)
Consumption tax refund	(2,512)

Income before tax, adjusted	$1,700

The table above provides a reconciliation between the Company’s GAAP results and the non-GAAP financial measures discussed in our press release.